SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MTS SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 23, 2003

Dear MTS Shareholder:

        On behalf of the Board of Directors, you are invited to attend the Company’s Annual Meeting of Shareholders. The meeting will be held on Tuesday, January 27, 2004 at 5:00 p.m. at the Company’s headquarters in Eden Prairie, Minnesota.

        We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. Last year, 91% of the shares were voted and we thank our shareholders for that response. Please help us by taking a few minutes to complete and mail the enclosed proxy card. Your proxy should be mailed even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is appreciated.

Very truly yours,

Sidney W. Emery, Jr.
Chairman and Chief Executive Officer

MTS SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 27, 2004

        The Annual Meeting of Shareholders of MTS Systems Corporation (the “Company”) will be held on Tuesday, January 27, 2004 at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 5:00 p.m., Central Standard Time, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected;
2.	To ratify the appointment of independent certified public accountants for the Company for the current fiscal year; and
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on December 1, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

For the Board of Directors,

John R. Houston
Secretary

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 23, 2003

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is located on the outside of the envelope, as promptly as possible in order to ensure your representation at the meeting. A postage-paid envelope is enclosed for this purpose. The proxy is solicited by management and may be revoked or withdrawn by you at any time before it is exercised.

MTS SYSTEMS CORPORATION

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, January 27, 2004 (the “Annual Meeting”) at 5:00 p.m., Central Standard Time, at the Company’s headquarters located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, or any adjournments or postponements thereof.

        The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to shareholders. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company’s principal office is located at 14000 Technology Drive, Eden Prairie, Minnesota 55344 and its telephone number is (952) 937-4000.

        The Company intends to mail this Proxy Statement and the accompanying proxy card on or about December 23, 2003 to all holders of the Common Stock of the Company as of the record date of December 1, 2003 who are entitled to vote at the Annual Meeting.

        Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors in this Proxy Statement.

        Each item of business presented at this Annual Meeting of Shareholders must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as not voted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        The Company has outstanding only one class of stock, $.25 par value common stock (the “Common Stock”), of which 20,899,894 shares were issued and outstanding on December 1, 2003. Each share is entitled to one vote on all matters presented to shareholders.

        Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

        Only shareholders of record at the close of business on December 1, 2003 will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth, as of the close of business on December 1, 2003, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent of the Common Stock of the Company, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Putnam Investment Management, LLC One Post Office Square Boston, MA 02109	1,794,358	(1)	8.6%

Mairs and Power, Inc. 332 Minnesota Street, Suite W-2062 Saint Paul, MN 55101	1,781,900	(2)	8.5%

Barclays Global Investors NA 45 Fremont Street San Francisco, CA 94105	1,647,447	(3)	7.9%

E. Thomas Binger 15500 Wayzata Boulevard Wayzata, MN 55391	1,136,000	(4)	5.4%

Sidney W. Emery, Jr.	216,161	(5)(6)	1.0%

Mauro G. Togneri	32,933	(5)(7)	*

Susan E. Knight	34,667	(5)(8)	*

Laura B. Hamilton	31,301	(5)	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Linda Hall Whitman	17,350	(5)	*
Jean-Lou Chameau	10,500	(5)	*
Merlin E. Dewing	9,000	(5)	*
Barb J. Samardzich	9,000	(5)	*
Douglas E. Marinaro	5,000	(5)	*
Brendan C. Hegarty	5,000		*
Dugald K. Campbell	4,000	(5)	*
Larry D. Moulton	166	(5)	*
All directors and executive officers as a group (14 persons)	433,910	(5)	2.1%

*	Less than 1%.
(1)	According to the Schedule 13F filed on November 14, 2003 with the Securities and Exchange Commission (“SEC”), Putnam Investment Management, LLC has reported that as of September 30, 2003, it has shared investment power over 1,794,358 shares, and of such shares, it has sole voting power over 448,970 shares, and no voting power over 1,345,388 shares.
(2)	According to the Schedule 13F filed on November 14, 2003 with the SEC, Mairs and Power, Inc. has reported that as of September 30, 2003, it has sole voting power and sole investment power over 1,781,900 shares.
(3)	According to the Schedule 13F filed on November 14, 2003 with the SEC, Barclays Global Investors NA has reported that as of September 30, 2003, it has sole voting power and sole investment power over 1,542,178 shares and no voting power but sole investment power over 105,269 shares.
(4)	As reported by Mr. Binger to the Company.
(5)	Includes the following number of shares which could be purchased under stock options exercisable within 60 days of December 1, 2003: Mr. Emery, 83,667 shares; Mr. Togneri, 11,933 shares; Ms. Knight, 24,667 shares; Ms. Hamilton, 31,301 shares; Dr. Whitman, 12,000 shares; Dr. Chameau, 4,000 shares; Mr. Dewing, 8,000 shares; Ms. Samardzich, 8,000 shares; Mr. Marinaro, 5,000 shares; Mr. Campbell, 4,000 shares; Mr. Moulton, 166 shares; and by all directors and executive officers as a group, 242,416 shares.
(6)	Includes 121,654 shares owned by the Sidney W. Emery, Jr. and Vicki Lee Emery Revocable Trust, of which Mr. and Mrs. Emery are co-trustees. Voting and investment power over those shares are shared accordingly.
(7)	Includes 3,840 shares owned jointly with his spouse. Voting and investment power over those shares are shared accordingly.
(8)	Includes 6,666 shares of restricted stock, which vest in two equal annual installments on November 26, 2004 and November 26, 2005. Ms. Knight has sole voting power but no investment power over these shares.

ELECTION OF DIRECTORS

(Proposal #1)

        Seven directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the seven persons named below and each has consented to being named a nominee. Mr. Dugald K. Campbell was appointed to the Board of Directors in September 2003. Mr. Bruce D. Hertzke resigned from the Board in August 2003 to devote more time to his responsibilities as the Chairman, Chief Executive Officer and President of Winnebago Industries. Each nominee listed below is currently a director of the Company and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is elected. If any nominee is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. It is intended that proxies will be voted for such nominees. The proxies cannot be voted for a greater number of persons than seven.

        The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

Dugald K. Campbell — Age 57 Director since 2003	Retired President, Chief Executive Officer and Director of Tower Automotive, Inc. (global supplier of automotive vehicle structures and assemblies) serving from December 1993 to August 2003; consultant to Hidden Creek Industries and Dura Automotive Systems Inc. from 1991 to 1993; Vice President and General Manager of the Sensor Systems Division of Siemens Automotive (manufacturer of engine management systems and components) from 1988 to 1991; various general management, engineering and marketing positions with Allied Automotive/Bendix (manufacturer of vehicle systems and components and a subsidiary of Allied Signal) from 1972 to 1988; director of JL French Automotive Castings, Inc. and GenTek Inc.

Jean-Lou Chameau — Age 50 Director since 1998	Provost and Vice President at the Georgia Institute of Technology since June 2001; Dean of the College of Engineering and Georgia Research Alliance Eminent Scholar at the Georgia Institute of Technology from 1997 to June 2001; Vice Provost for Research and Dean of Graduate Studies at the Georgia Institute of Technology from 1995 to 1997; President of Golder Associates, Inc. from 1994 to 1995; Director of the School of Civil and Environmental Engineering at the Georgia Institute of Technology from 1991 to 1994; Professor at the Geotechnical Engineering Program at Purdue University from 1980 to 1991; a director of a number of privately-held companies and non-profit organizations.

Merlin E. Dewing — Age 69 Director since 2002	Chairman and founder of Dewing Financial Services, Inc. since January 1998; Chairman of KPMG BayMark from April 1995 to December 1997; various executive positions with KPMG LLP from 1961 to 1995, including Vice-Chairman – Audit; former President of the Minnesota Society of CPAs and former Chairman of the Greater Minneapolis Chamber of Commerce; Director of Thrivent Bank and Banner Health Systems; a director of a number of non-profit organizations.

Sidney W. Emery, Jr. — Age 57 Director since 1998	Chairman of the Board of Directors of the Company since January 1999; Chief Executive Officer and President of the Company since March 1998; management and executive positions with Honeywell, Inc. (manufacturer of control systems) from 1985 to 1997 (Area Vice President, Western and Southern Europe from 1994 to 1997; Group Vice President, Military Avionics Systems from 1989 to 1994; Vice President and General Manager, Space Systems Division from 1988 to 1989; Vice President, Operations, Process Controls Division from 1985 to 1988); a director of the Minnesota Business Partnership.

Linda Hall Whitman — Age 55 Director since 1995	Chief Executive Officer and Director of MinuteClinic, Inc. (health care services company) since May 2002; President of Ceridian Performance Partners, Ceridian Corporation (information services company) from 1996 through December 2000; Vice President, Business Integration, Ceridian Corporation from 1995 to 1996; Vice President, Consumer Business Group, Honeywell, Inc. (manufacturer of control systems) from 1993 to 1995; various management and executive positions, Honeywell, Inc. from 1980 to 1995; consultant, psychologist, social worker and special education teacher in Minnesota and Michigan schools from 1969 to 1980; Director and Chair of the Compensation Committee of Health Fitness Corporation; Director of August Technology, Inc.; Chair of the 9th District Federal Reserve Bank Board of Directors; director for the local chapter of the National Association of Corporate Directors.

Brendan C. Hegarty — Age 61 Director since 1998	Consultant; Chief Executive Officer of Nano Magnetics (start-up nanotechnology company located in the United Kingdom) from June 2001 to January 2003; Executive Vice President and Chief Operating Officer of Seagate Technology (manufacturer of computer disk drives) from 1993 to 1998; Senior Vice President and Chief Technical Officer of Seagate Technology from 1989 to 1993; Vice President of Thin Film Head Operations for Control Data Corporation (computer hardware and software company) from 1988 to 1989; management and executive positions with IBM (computer hardware and software company) from 1967 to 1987.

Barb J. Samardzich — Age 45 Director since 2001	Executive Director – Small FWD and RWD Vehicles of Ford Motor Company from October 2002 to present; Chief Engineer for the Automatic Transmission Engineering Operations of Ford from January 2000 to October 2002; Quality Director for the Small and Medium Vehicle Center of the European operations of Ford from March 1999 to January 2000; previously held various positions in the Powertrain division of Ford from September 1990 to December 1998. Prior to joining Ford, Ms. Samardzich held various engineering, sales and marketing positions in the Commercial Nuclear Fuel Division of Westinghouse Electric Corporation from 1981 to 1990.

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

Other Information Regarding the Board

        Meetings. The Board of Directors met six times during fiscal year 2003, which ended September 27, 2003. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year 2003. The Governance Committee of the Board of Directors has determined that each member of the Board other than Sidney W. Emery, Jr. is independent, as defined by applicable NASDAQ listing standards.

        Board Committees. The Audit Committee of the Board of Directors is composed of Mr. Dewing (Chair), Dr. Chameau and Dr. Whitman. The Audit Committee met 11 times during fiscal year 2003. Among other duties, the Committee selects the Company’s independent auditors, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management’s processes to ensure compliance with laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company’s independent auditors and pre-approves, in accordance with the Company’s Pre-Approval Policy, all audit and permissible non-audit services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company and meets quarterly prior to public release of quarterly and annual financial information and the filing of the Company’s quarterly and annual reports containing financial statements with the Securities and Exchange Commission (“SEC”).

        A report of the Audit Committee is also contained in this Proxy Statement. All members of the Company’s Audit Committee satisfy the NASDAQ listing standards’ requirements for Audit Committee membership. The Board of Directors has determined that Mr. Dewing is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002. In November 2003, the Board of Directors adopted a new Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

        The Human Resources Committee of the Board of Directors, which is composed of Dr. Hegarty (Chair), Mr. Campbell and Ms. Samardzich, met four times during fiscal year 2003 and took action in writing one time, which all committee members signed. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers, is involved in management succession planning, administers the Company’s retirement plans, and administers and grants awards under the Company’s stock option plans.

        The Governance Committee of the Board of Directors, which is composed of Dr. Whitman (Chair), Mr. Dewing, Mr. Campbell and Ms. Samardzich, met one time during fiscal year 2003. The responsibilities of the Governance Committee include Board governance practices, Board evaluation, Board compensation, and identifying, screening and recommending director nominees for selection by the Board. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least 90 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for nominees named herein. Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure. The Governance Committee will consider proposed nominees recommended by shareholders in light of their potential contributions to the Board, their backgrounds, their independence and such other factors as the Governance Committee considers appropriate. A shareholder intending to nominate an individual as a director at an Annual Meeting, rather than recommend the individual to the Governance Committee for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws, which are described under “Shareholder Proposals” below.

        In August 2003, the Company adopted by resolution of the Board of Directors a code of ethics, known as the “MTS Code of Business Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as all other officers and the directors and employees of the Company. The Company believes that the code not only documents its historic good business practices but sets forth guidelines for ensuring that all Company personnel act with the highest standards of integrity. The MTS Code of Business Conduct is posted on the Company’s web site at www.mts.com.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended September 27, 2003, September 28, 2002 and September 30, 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Sidney W. Emery, Jr., the Company’s Chairman, Chief Executive Officer and President, and each of the other most highly compensated executive officers of the Company, as determined in accordance with the SEC rules (together with Mr. Emery, the “Named Executives”):

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

		Annual Compensation		Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation ($)(2)

Sidney W. Emery, Jr. Chairman, Chief Executive Officer and President	2003	390,298	427,546			64,000	14,607
	2002	377,212	119,140			61,000	10,884
	2001	363,222	328,290			60,000	11,052

Susan E. Knight(3) Chief Financial Officer and Vice President	2003	237,522	160,438	105,000	(4)	24,000	11,404
	2002	212,315	100,000			44,000	10,384

Laura B. Hamilton Senior Vice President	2003	185,568	48,652			22,000	14,156
	2002	164,785	98,520			15,500	10,884
	2001	161,049	131,046			14,000	11,052

Douglas E. Marinaro(5) Vice President	2003	138,464	126,000			25,000	5,761

Larry D. Moulton Vice President	2003	189,602	81,400			14,000	14,326
	2002	161,225	78,994			15,200	10,884
	2001	159,795	60,628			9,500	10,236

Mauro G. Togneri(6) Vice President	2003	179,504	69,869			-0-	12,553
	2002	179,504	75,107			11,800	10,884
	2001	177,113	64,977			12,000	11,052

(1)	Except as otherwise noted, represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive. For Mr. Moulton, 2002 includes a $53,000 relocation bonus, a $20,000 bonus relating to his assumption of a new position and a $1,020 bonus relating to his extended travel. For Mr. Togneri, 2002 includes a $50,000 bonus payment in recognition of the additional responsibility of leading the Automation Division. For Mr. Marinaro, 2003 includes a $56,000 relocation bonus and a $20,000 signing bonus.
(2)	Represents contributions by the Company to the Company’s Retirement Savings Plan and the Company’s 401(k) Plan on behalf of the Named Executives.
(3)	Ms. Knight joined the Company in October 2001.

(4)	Represents a restricted stock grant of 10,000 shares issued on November 26, 2002. The value of the restricted stock grant is based on the last reported sale price for shares of the Company’s Common Stock on the grant date, which was $10.50 per share. The restricted stock vests in three equal annual installments commencing on November 26, 2003. The restricted stock will also vest in full in the event of a change of control of the Company. The aggregate value of the restricted stock grant at the end of fiscal 2003 was $14.49 per share or $144,900. Ms. Knight will be entitled to receive dividends on the shares of restricted stock in the event that the Board of Directors authorizes a distribution of dividends to holders of Common Stock of the Company.
(5)	Mr. Marinaro joined the Company in November 2002.
(6)	Mr. Togneri ceased to be an executive officer of the Company in January 2003 but will continue to be employed by the Company until his retirement at the end of December 2003.

Stock Options

        The following table sets forth information concerning grants of stock options under the Company’s Stock Option Plans to the Named Executives during the fiscal year ended September 27, 2003:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)

S. W. Emery, Jr.	64,000	9.1	$14.81	06/02/08	378,621
S. E. Knight	24,000	3.4	$14.81	06/02/08	141,983
L. B. Hamilton	22,000	3.1	$14.81	06/02/08	130,151
D. E. Marinaro	15,000 10,000	2.1 1.4	$10.53 $14.81	11/25/07 06/02/08	60,545 59,159
L. D. Moulton	14,000	2.0	$14.81	06/02/08	82,823
M. G. Togneri	-0-	-0-	-0-	N/A	-0-

(1)	Each option becomes exercisable in equal installments over a period of three years commencing one year after the date of grant.
(2)	Based upon a Black-Scholes valuation method. Weighted average assumptions used include expected average option life (2.7 years), risk-free interest rate (1.6%), dividend yield (1.7%) and historical volatility (.65).

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended September 27, 2003 and unexercised options held as of September 27, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

S. W. Emery, Jr.	23,333	168,173	180,917	124,666	443,548	193,051
S. E. Knight	-0-	-0-	14,667	53,333	55,775	111,545
L. B. Hamilton	-0-	-0-	31,301	36,999	143,258	48,404
D. E. Marinaro	-0-	-0-	-0-	25,000	-0-	59,400
L. D. Moulton	28,685	143,550	-0-	27,465	-0-	46,615
M. G. Togneri	11,801	72,308	39,433	11,866	78,247	37,547

(1)	Based on closing price of $14.49 per share of the Company’s Common Stock on September 26, 2003.

Equity Compensation Plan Information

        The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of September 27, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (thousands) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (thousands) (c)

Equity compensation plans approved by security holders	1,043	$10.38	2,289	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	1,043	$10.38	2,289

(1)	Includes 653,000 shares available for issuance under the 2002 Employee Stock Purchase Plan as of September 27, 2003.

Human Resources Committee Report on Executive Compensation

        This is the report of the Company’s Human Resources Committee, which is composed of the undersigned Board members. Dr. Hegarty (Chair), Mr. Campbell and Ms. Samardzich are non-employee directors of the Company, having served on the Board for five years, three months and two years, respectively. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Committee is responsible for executive compensation, the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans, such as the Company’s Retirement Savings Plan, as well as management succession planning. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

        The Company uses various compensation surveys — international, national and local — to develop its compensation strategy and plans. These surveys are also used by the Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unsuitable.

        There are four components to the Company’s executive compensation program upon which the Company’s executive officers, including the Named Executives, are compensated: (1) base salary; (2) management variable compensation (identified in the Summary Compensation Table above under the heading “Bonus”); (3) stock options; and (4) retirement. The Committee may adjust the mix of these components from year to year according to survey data.

        Base Salary. The Committee annually reviews the base salary for the Named Executives. It also recommends to the independent directors any salary adjustments for such Named Executives. Salary adjustments are made annually in January and are based on performance against objectives the Committee believes are critical to the Company’s long-term progress. These objectives include, but are not limited to, progress on the Company’s current business plan’s objectives, longer-term strategies and staff development.

        Management Variable Compensation. The Committee annually reviews the Management Variable Compensation Plan and the goals of the Named Executives. It also recommends to the independent directors the objectives upon which such Named Executives’ variable compensation is principally based. These objectives are a mix of per share earnings, earnings before interest and tax, working capital as a rate to revenue and other measures as deemed appropriate.

        Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company’s non-qualified, non-secured compensation deferral plan.

        Stock Options. The Company’s current Stock Option Plans include directors, executive officers, managers and key functional and technical leaders and may also include consultants. Stock options are granted annually at the market price on the date of the grant. In connection with Douglas E. Marinaro’s hiring in November 2002, Mr. Marinaro was granted an option to purchase 15,000 shares of the Company’s stock. The Company’s executive officers also from time to time recommend to the Committee for its approval at regular Board of Directors’ meetings stock option grants to employees who have shown exceptional service. These discretionary stock options do not exceed 15% of the number of shares that are granted annually and are granted at the market price on the date of the grant. Options outstanding under current plans typically fully vest in three years and all options expire in seven years or less.

        Retirement Savings Plan. The Company sponsors a Retirement Savings Plan for all U.S. employees. All executive officers, including the Named Executives, are included in this Retirement Savings Plan. The Retirement Savings Plan includes two Company contribution components. The first component is a fiscal year contribution provided for all U.S. employees under which the Company provides a three percent contribution on earnings below the Social Security wage base and six percent on earnings above the Social Security wage base, up to the limits allowed under U.S. law. The Committee approves changes to the fiscal year contribution. The second component is a match contribution for all U.S. employees under which the Company partially matches employee 401(k) contributions at a proportion set by the Company. The Committee annually approves the Company’s matching formula.

        Chief Executive Officer Compensation. Mr. Emery served as Chief Executive Officer of the Company throughout the last fiscal year and is compensated on the same basis as the other executive officers as described above. The Committee reviews all components of Mr. Emery’s compensation. It also recommends to the independent directors the components of Mr. Emery’s compensation. Mr. Emery received a base salary of $390,298 during the fiscal year ended September 27, 2003, and received a bonus of $427,546 for fiscal year 2003. In addition, he received reimbursements and certain fringe benefits generally available to executive officers of the Company. The Committee is pleased with the performance of the Company in fiscal year 2003 despite the continuing weak economy. The Committee especially noted the successful focus on internal operating performance, the strengthening of the management team, the continued growth in the Company’s cash position and the moves away from unprofitable sectors. The results have been demonstrated in the strong performance of the Company’s stock. The Committee strongly endorses Mr. Emery’s decisions and actions and their contribution to the Company’s potential for profitable growth in the future.

        Board Action. The Company’s independent directors approve new stock option and stock purchase plans for submission to shareholder vote and approve the annual Company earnings and working capital objectives for inclusion in the Management Variable Compensation Plan. In addition, the independent directors acting in executive session annually review and approve the components of each Named Executive’s compensation.

        SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:

Brendan C. Hegarty, Chairman
Dugald K. Campbell
Barb J. Samardzich

Shareholder Return Performance

        The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the NASDAQ Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the “Analytical Instruments Index”) (SIC Code 382). The graph below compares the cumulative total return of the Company’s Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1998 and assuming reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.

	FISCAL YEAR ENDED SEPTEMBER

	30, 1998	30, 1999	30, 2000	30, 2001	28, 2002	27, 2003

MTS Systems Corporation	$100.00	$71.84	$50.13	$84.43	$72.53	$108.79

NASDAQ US	100.00	163.15	216.67	88.55	69.59	106.64

Analytical Instruments Index	100.00	187.54	391.45	180.93	120.75	189.05

        The Company’s Common Stock closed at $14.49 per share on September 26, 2003.

Employment and Other Agreements

        Sidney W. Emery, Jr. and Mauro G. Togneri, who retired in December 2003, each have agreements with the Company under which, upon the termination of their employment by the Company other than for cause, they will receive monthly payments over periods of 18 months and 12 months, respectively, based upon their highest annual salaries during any 12-month period during the preceding 36 months and the average annual management variable compensation and fiscal year retirement contribution they received during the three most recent fiscal years ending immediately prior to termination. In addition, they will be entitled to continuation of their benefits during such period. As of the date hereof, the maximum aggregate amounts payable to each of Messrs. Emery and Togneri would be $1,067,989 and $247,425, respectively. As a condition of the receipt of such payments, they have agreed not to render services to any entity concerning any competing pro duct for periods of 18 months and 12 months, respectively, and have agreed to maintain the confidentiality of certain information deemed by the Company to be proprietary. In the event of a change of control, the terms of the change of control agreements described below will supersede the terms of these agreements. Mr. Togneri will begin receiving the payments and benefits described above in January 2004 following his retirement at the end of December 2003.

        In April 2002, the Company entered into amended and restated change in control agreements with each of Sidney W. Emery, Jr., Susan E. Knight, Larry D. Moulton and Laura B. Hamilton, and in January 2003, with Douglas E. Marinaro. In the event of a change in control, they will be entitled to receive, upon termination of their employment by the Company without cause or by the executive for good reason at any time within two years of such change in control, a lump-sum payment equal to 24 months of their annual compensation. In addition, they will be entitled to continuation of their benefits for a period of 24 months and reimbursement of legal fees in connection with the termination, including fees associated with the enforcement of the change in control agreements. As a condition of the receipt of such benefits, they have agreed not to render services to any entity concerning any competing product for a period of one year following the date of termination unless the change in control was not approved by the Company’s Board of Directors. In general, a “change in control” would occur if 30% or more of the Company’s outstanding voting stock was acquired by any person, if current members of the Board of Directors or their successors elected or nominated by such members ceased to constitute at least a majority of the Board of Directors, or if the Company consummated a merger, consolidation, share exchange, division or other reorganization with another company. The amount payable under the change in control agreements will be reduced by any amounts payable under other employment-related agreements that provide for similar payments. Mr. Togneri has a similar agreement, which will expire upon his retirement at the end of December 2003.

        In connection with Mr. Marinaro’s hiring in November 2002, the Company provided him an offer letter setting forth the terms of his employment, which included the salary reflected in the Summary Compensation Table and a guaranteed minimum bonus payment under the Management Variable Compensation Plan of $50,000 for fiscal year 2003. The offer letter also provides that, in the event Mr. Marinaro’s employment is terminated by the Company without cause during the first 24 months of his employment, the Company will provide three months’ prior notice and nine months’ severance pay.

Director Compensation

        Directors who are not otherwise directly or indirectly compensated by the Company are each paid directors’ fees in the form of an annual retainer of $17,600, which includes five Board meetings. In addition, non-employee directors who attend over a total of five Board meetings, and, at the discretion of the Committee Chair, committee members who attend committee meetings, are compensated at a rate of $750 per half-day meeting and $1,500 per full-day meeting. Chairs of the Audit, Human Resources and Governance Committees also receive an additional $4,000, $3,000 and $2,000, respectively, annually.

        Each of the non-employee directors who were elected at last year’s Annual Meeting of Shareholders (Messrs. Dewing and Hertzke, Ms. Samardzich, and Drs. Hegarty, Chameau and Whitman) were granted non-qualified options to purchase 4,000 shares each of Common Stock upon their re-election to the Board of Directors. Mr. Campbell also received a fully-vested non-qualified option to purchase 4,000 shares of Common Stock upon his appointment to the Board of Directors in August 2003. Each of these options was granted at the market value of the Common Stock on the grant date. After reviewing director compensation of numerous peer companies, the Governance Committee increased the number of options granted to non-employee directors in order to bring director compensation closer to the mean paid to directors of such peer companies. As a result, each non-employee director will be granted a non-qualified option to purchase 8,000 shares of Common Stock upon his or her re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders to be held on January 27, 2004 at the market value of the Common Stock on such date. Half of such options will be granted under the 1997 Stock Option Plan pursuant to the automatic grant provisions, and half will be granted under the 1994 Stock Option Plan pursuant to the Board’s discretionary authority. These options will vest on the six-month anniversary of the grant date. Non-employee directors are also reimbursed for travel expenses to Board of Directors’ meetings.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is composed of three directors who are independent, as independence for audit committee members is defined by applicable NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. In November 2003, the Board of Directors adopted a new Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. Management is responsible for the Company’s internal control and the financial reporting processes. The independent certified public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG LLP (“KPMG”), the Company’s independent certified public accountants.

        In considering the Company’s fiscal 2003 audited consolidated financial statements, the Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with KPMG that firm’s independence.

        Based upon the Committee’s discussions with management and KPMG and the Committee’s review of the representations of management and the reports of KPMG, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 27, 2003 filed with the Securities and Exchange Commission.

Merlin E. Dewing (Chair)
Jean-Lou Chameau
Linda Hall Whitman

APPROVAL OF AUDITORS

(Proposal #2)

        KPMG, independent certified public accountants, have been the auditors for the Company since May 31, 2002. The Audit Committee of the Board of Directors has selected KPMG as the Company’s independent certified public accountants and to serve as auditors for the Company’s current fiscal year. Shareholder ratification of the appointment is requested. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will make another appointment to be effective at the earliest feasible time.

        Representatives of KPMG are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Change in Principal Accountants

        In connection with the highly public events surrounding Arthur Andersen LLP (“Andersen”) in 2002, on May 31, 2002 the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, dismissed Andersen as the Company’s independent certified public accountants. The audit reports of Andersen on the consolidated financial statements of the Company for the fiscal years ended September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company’s fiscal years ended September 30, 2001 and 2000 and through the date of Andersen’s dismissal: (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen’s report on the Company’s consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

        Also on May 31, 2002, the Board of Directors of the Company, with the unanimous recommendation of the Audit Committee of the Board of Directors, appointed KPMG as the Company’s independent certified public accountants for the Company’s fiscal year ending September 28, 2002. During the Company’s fiscal years ended September 30, 2001 and 2000 and through the date of KPMG’s appointment as independent auditors, neither the Company nor anyone acting on its behalf consulted KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(ii) of Regulation S-K.

        The Company provided Andersen and KPMG with a copy of the foregoing disclosures as required by SEC rules, and did not receive any statement from either Andersen or KPMG regarding the disclosures.

Audit Fees

        The following table presents aggregate fees billed for professional services rendered by KPMG in fiscal year 2003 and 2002 for the audit of the Company’s annual financial statements and for other services rendered by KPMG.

	($000’s) Fiscal Year

Type of Fee	2003	2002

Audit Fees	$646	$1,356	(1)
Audit-Related Fees(2)	11	11
Tax Fees(3)	217	119
All Other Fees(4)	67	664

Total fees	$941	$2,150	(1)

(1)	Includes $194,000 paid and expensed in fiscal 2003 relating to fiscal 2002 audit services.
(2)	Audit-related fees consist primarily of fees for audits of the Company’s employee benefit plans.
(3)	Tax fees consist of fees for tax compliance and tax consultation services.
(4)	All other fees consist primarily of internal control documentation assistance in 2003 and process improvement project management in 2002.

The above amounts include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described above. The Audit Committee has determined that the provision of the services described above was and is compatible with maintaining the independence of KPMG.

        The Audit Committee has established a detailed Pre-Approval Policy for audit and permissible non-audit services provided by its independent certified public accountants. A copy of the Audit Committee’s Pre-Approval Policy is attached hereto as Appendix B.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG.

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by action of the company in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders to be held in early 2005, the proposal prepared in accordance with the proxy rules must be received by the Secretary of the Company in writing no later than August 24, 2004. In addition, if the Company receives notice of a shareholder proposal before November 14, 2004, or after December 14, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

        The Company’s Bylaws provide that certain additional requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the

Secretary of the Company. Such notice must be given not less than 45 days nor more than 75 days prior to a meeting date corresponding with the previous year’s Annual Meeting date, and must contain certain required information. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company’s Secretary for a copy of the relevant procedure. Since no notice was received with respect to this year’s Annual Meeting, no shareholder may bring additional business before the Annual Meeting for action.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of such reports and written representations from the Company’s executive officers and directors, the Company notes that all such reports have been filed in a timely manner, except that Sidney W. Emery, Jr. filed a late Form 4 for an option exercise that occurred in May 2003.

Other Matters

        The management of the Company knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

        The Annual Report of the Company for the fiscal year ended September 27, 2003 is enclosed herewith.

APPENDIX A

MTS SYSTEMS CORPORATION
AUDIT COMMITTEE CHARTER

A.   PURPOSE

        The Audit Committee shall assist the Board of Directors in fulfilling the oversight responsibilities of the Board of Directors relating to corporate accounting and financial reporting practices, and the quality and integrity of the financial statements of MTS Systems Corporation (the “Corporation”). The Committee’s purpose is to oversee the internal and external accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation and the audits of the financial statements of the Corporation and the independence, qualifications and performance of the Corporation’s external auditors.

        While the Committee has the duties and responsibilities set forth in this Charter, the role of the Committee is oversight. The Committee is not responsible for planning or conducting the Corporation’s financial statements audit and related attestation of the Corporation’s internal controls or determining whether the Corporation’s financial statements are complete and accurate or in accordance with applicable accounting rules and securities laws. Such activities are the responsibility of management and the Corporation’s independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Corporation’s financial statements or guarantors of the Corporation’s independent auditors' reports. It is not the duty or responsibility of the Committee to insure that the Corporation complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Corporation.

B.   ORGANIZATION

1.	Membership. The Committee will at all times consist of at least three directors appointed by the Board of Directors of the Corporation, each member to serve until his or her successor is duly appointed, or until his or her earlier death, resignation or removal by the Board of Directors.
2.	Qualifications.
(a)	Definitions.
(i)	“Audit Committee Financial Expert” means an audit committee financial expert as defined in rules of the Securities and Exchange Commission (the “SEC”), as now in effect or as amended from time to time.
(ii)	“Financial Expert” means a director who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
(iii)	“Financially Literate” means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

(iv)	“Independent Director” means a director who is independent under Rule 4200 of the National Association of Securities Dealers (“NASD”).
(v)	“Listing Standards” means the rules of the NASD’s Nasdaq Stock Market applicable to the Corporation.
(b)	Knowledge and Experience Requirements. All members of the Committee must be Financially Literate. At least one member of the Committee must be a Financial Expert. If possible, at least one member of the Committee (who may also be the Financial Expert) should be an Audit Committee Financial Expert to allow the Corporation to disclose that it has an Audit Committee Financial Expert.
(c)	Independence. Except as provided in the third sentence of this paragraph, each member of the Committee must be an Independent Director, must satisfy the requirements of Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934 (the “Act”); must be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of the Corporation; and must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the past three years. Each member of the Committee shall promptly notify the Board of Directors of any circumstance which might compromise their independence. The Board of Directors may, if necessary, appoint one member to the Committee who does not qualify as an Independent Director but only if such person (A) meets the criteria of Section 10A(m)(3) of the Act and the rules promulgated thereunder and (B) is not an officer or employee of the Corporation or any family member of such officer or employee. Appointment of a director to the Committee who is not an Independent Director shall be made only in strict compliance with the qualification and disclosure rules governing such appointment.
(d)	Compliance Determinations. Compliance with the qualification requirements of this Charter shall be affirmatively determined by the Board of Directors of the Corporation in its sole business judgment and in accordance with applicable laws, rules and regulations in effect from time to time.
3.	Meetings.
(a)	Frequency. The Committee shall meet in person or telephonically at least four times during each fiscal year of the Corporation, or as frequently as the Committee deems appropriate. The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate.
(b)	Agenda and Notice. The Chair of the Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Committee meeting to each member prior to each meeting. The Chair or a majority of the members of the Committee may call a special meeting of the Committee upon 48 hours’ prior notice.
(c)	Holding and Recording Meetings. Committee meetings may be held in person, telephonically or by written action in accordance with Minnesota law. Written minutes shall be prepared by the Committee for all meetings.
(d)	Chair. The Board of Directors shall designate a Chair of the Committee. The Chair must be an Independent Director. The Committee may delegate any of its responsibilities to the Chair to the extent permitted by applicable law.
(e)	Quorum. A majority of the members of the Committee shall constitute a quorum.

C.  RESPONSIBILITIES

1. Independent Auditors.

(a)	Selection and Disengagement of Independent Auditors. The Committee has the sole authority and direct responsibility for the appointment, compensation, retention and oversight of the Corporation’s independent auditors (including the resolution of disagreements between management and the independent auditor regarding financial reporting) and the independent auditors shall report directly to the Committee. If the Committee so determines in its sole discretion, or if required by the Corporation’s Articles of Incorporation or Bylaws, the selection of independent auditors shall be submitted for ratification by the Corporation’s shareholders.
(b)	Performance and Independence of Independent Auditors. The Committee is expected to evaluate the qualifications and performance and confirm the independence of the independent auditors on an ongoing basis, but not less frequently than annually. The Committee shall confirm receipt from the independent auditors of a formal written statement delineating all relationships between the Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.
(c)	Approval of Independent Auditor Services. The Committee must review and, in its sole discretion, pre-approve the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable Listing Standards and SEC rules, and the fees for such services. Pre-approval of permissible non-audit services may be pursuant to policies and procedures established by the Committee for the pre-approval for such services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting. Prior to the establishment of such policies and procedures, approval of all services to be provided by the independent auditor shall be made by the Committee.
(d)	Review of Independent Auditor Report. The Committee shall review, prior to the filing of the Corporation’s audit report with the SEC: (i) reports, if any, required to be prepared or provided by the independent auditors on all critical accounting policies and practices to be used; (ii) all alternative treatments within applicable accounting rules for policies and practices related to material items that have been discussed with management, including the ramifications of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted audit differences.

2. Financial Reporting Process.

(a)	Open Communications. The Committee is expected to provide and facilitate an open avenue of communications between the independent auditors, the Board of Directors, senior management and the Corporation’s finance department. The Committee shall also provide and facilitate sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present.
(b)	Annual Audit Review. The Committee is expected to review with management and the independent auditors the Corporation’s financial statements (including footnotes) for each fiscal year, together with the independent auditor’s audit and audit report thereon, prior to their being filed with the SEC. In performing such review, the Committee shall review the scope of the audit, the audit procedures utilized, any difficulties or disputes encountered during the audit, any changes in accounting practices or principles, and any other matters related to the conduct of the audit required to be communicated to the Committee by the independent auditors pursuant to applicable auditing standards, brought to the Committee’s attention by management or the independent auditors, or which are raised by members of the Committee. The Committee is also expected to review and discuss the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the annual reports filed with the SEC prior to such filings. In connection with the annual reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Corporation, tax matters, regulatory compliance and correspondence from regulatory authorities, environmental exposure, and rules and regulations governing internal controls and financial reporting.
(c)	Quarterly Reviews. The Committee is expected to review with management and the independent auditors the Corporation’s financial statements for each quarter prior to their filing with the SEC, together with the independent auditors review thereon and any required communications to the Committee pursuant to professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards. The Committee is also expected to review the Corporation’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations” included in the quarterly reports filed with the SEC prior to such filings. In connection with the quarterly reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure.
(d)	Earnings Announcement Reviews. The Committee is expected to meet with management and the independent auditors to review the annual and quarterly financial results of the Corporation prior the issuance of any related press releases or other announcements of earnings.
(e)	Review of Internal Controls. The Committee is expected to consider and review with management and the independent auditors the adequacy of the Corporation’s internal controls, including information systems control and security and recordkeeping controls. The Committee shall also review in this regard any findings and recommendations of the independent auditors, including their management letters.
(f)	Review Audit Scope. The Committee is expected to consider and review with management and the independent auditors the scope of the audit for the current fiscal year and the plan of the independent auditors in conducting the audit.
(g)	Legal Compliance; Investigations. In connection with the annual review, the Committee is expected to inquire about and review with management any legal and regulatory matters that may have a material impact on the Corporation’s financial statements or financial reporting.

3.  Disclosures.

(a)	Audit Committee Report. The Committee shall prepare an Audit Committee Report for inclusion in the Corporation’s Proxy Statement for each annual meeting of shareholders pursuant to the rules governing such Reports.

(b)	Recommendation. The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.
(c)	Audit Committee Disclosures. The Committee shall review all other disclosures made regarding the Committee or the audit engagement in the Corporation’s SEC filings.

4.  Conflicts of Interest and Complaints.

(a)	Conflicts of Interest. The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors such that all such transactions are approved by the Committee or another independent body of the Board.
(b)	Submission of Complaints. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

5.  Legal Counsel and Advisers to the Audit Committee. The Committee may consult with the Corporation’s legal counsel at such times as the Committee deems appropriate. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

6.  Funding of the Audit Committee. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; to any other advisers engaged by the Committee; and of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.  Other Responsibilities.

(a)	Reports to the Board of Directors. The Committee is expected to report regularly to the Board of Directors of the Corporation regarding the meetings of the Committee with such recommendations to the Board of Directors as the Committee deems appropriate.
(b)	Annual Review of this Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.
(c)	Other Responsibilities. The Committee is expected to perform such other duties as may be required by law or requested by the Board of Directors or deemed appropriate by the Committee. Any member of the Committee or management of the Corporation is authorized to certify to the NASD the Corporation’s compliance with rules governing audit committees in such form as the NASD may prescribe. The Committee shall have the authority to initiate and conduct investigations with respect to matters within the scope of the Committee’s responsibilities.

This Audit Committee Charter was revised and adopted by the Board of Directors of the Corporation on November 25, 2003.

APPENDIX B

MTS SYSTEMS CORPORATION
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
November 25, 2003

I.   Statement of Principles.

        The Audit Committee of MTS Systems Corporation (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section VII applies.

        The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

II.   Delegation.

        The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if the fees for such engagement are less than a cumulative $25,000 during any fiscal year. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.   Audit Services.

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Annual Audit services include the annual financial statement audit, required quarterly reviews, statutory audits, subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV.   Audit-related Services.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulat ory reporting matters; and assistance with internal control reporting requirements.

V.   Tax Services.

        The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

VI.   All Other Services.

        The Audit Committee may pre-approve those non-audit services classified as All Other Services that are permitted by the Sarbanes-Oxley Act of 2002 that it believes are routine and recurring services and would not impair the independence of the auditor.

VII.   De Minimis Exception.

        The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than a cumulative $25,000 during any fiscal year; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

VIII.   Prohibited Non-Audit Services.

        The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

IX.   Pre-Approval Fee Levels or Maximum Amounts.

        Pre-approval fee levels or maximum amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated maximum fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section II hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

X.   Procedures.

        All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit
•	Preparation of internal controls documentation

EXHIBIT 1

Pre-Approved Additional Audit Services for Fiscal Year 200_

Dated: ________, 200_

Service	Maximum Annual Fee

Financial duties for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, attestation of management reports on internal controls), and assistance in responding to SEC comment letters

Total Maximum Additional Audit Services	$_______________

EXHIBIT 2

Pre-Approved Audit-Related Services for Fiscal Year 200_

Dated: ________, 200_

Service	Maximum Annual Fee

Due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations and audits in connection with acquisitions and closing balance sheet audits pertaining to dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations will be characterized either as “audit” services or “audit-related” services)

Attest services not required by statute or regulation

Total Maximum Audit-Related Services	$_______________

EXHIBIT 3

Pre-Approved Tax Services for Fiscal Year 200_

Dated: ________, 200_

Service	Maximum Annual Fee

U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

U.S. federal, state and local tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

International tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

International tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

Review of federal, state, local and international income, franchise and other tax returns

Tax only valuation services, including transfer pricing and cost segregation studies

Total Maximum Tax Services	$_______________

EXHIBIT 4

Pre-Approved All Other Services for Fiscal Year 200_

Dated: ________, 200_

Service	Maximum Annual Fee

Total Maximum All Other Services	$_______________

Total Maximum All Other Services	$_______________

MTS SYSTEMS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, January 27, 2004
5:00 P.M.

14000 Technology Drive
Eden Prairie, Minnesota 55344

MTS SYSTEMS CORPORATION 14000 Technology Drive Eden Prairie, Minnesota 55344	Common Stock	proxy

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MTS SYSTEMS CORPORATION

The undersigned hereby appoints Sidney W. Emery, Jr. and John R. Houston (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of MTS Systems Corporation, held of record by the undersigned on December 1, 2003, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 27, 2004, or any adjournments or postponements thereof.

See Reverse Side

Dear Shareholder:

Please mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to MTS Systems Corporation, Attn: Corporate, 14000 Technology Drive, Eden Prairie, MN 55344.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2

1. To elect seven	Nominees:	01	Dugald K. Campbell	05	Linda Hall Whitman	☐ Vote FOR all	☐ WITHHOLD
directors:		02	Jean-Lou Chameau	06	Brendan C. Hegarty	nominees listed	Authority
		03	Merlin E. Dewing	07	Barb J. Samardzich	(except as marked	For All
		04	Sidney W. Emery, Jr.			as contrary below)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided.)
2. The proposal to ratify the appointment of KPMG LLP as independent certified public accountants for the Company.	☐ For ☐ Against ☐ Abstain

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change?   Mark Box   ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should provide full name of corporation and title of authorized officer signing the proxy.